Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 13, 2018, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b)(i) ICAD, INC., a Delaware corporation (“ICAD”), (ii) XOFT, INC., a Delaware corporation (“Xoft”) and (iii) XOFT SOLUTIONS, LLC, a Delaware limited liability company (“Xoft Solutions”, and together with ICAD and Xoft, individually and collectively, jointly and severally, “Borrower”) whose address is 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062.

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 7, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 7, 2017, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 22, 2018 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other agreements granting a security interest in collateral to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4(a) thereof:

“In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its reasonable discretion.”

and inserting in lieu thereof the following:

“In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, Borrowing Base Reports, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its reasonable discretion.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“(a) within thirty (30) days after the end of each month, a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts, including a detailed accounts receivable ledger, in a form of presentation reasonably acceptable to Bank);”

and inserting in lieu thereof the following:

“(a) (i) with each request for an Advance and (ii) within thirty (30) days after the end of each month, a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts, including a detailed accounts receivable ledger, in a form of presentation reasonably acceptable to Bank);”

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The Loan Agreement shall be amended by (i) deleting the “and” appearing at the end of subjection (i), (ii) deleting the “.” appearing at the end of subsection (j) and inserting in lieu thereof “; and”, and (iii) inserting the following to appear as Section 6.2(k):

“(k) prompt written notice of any changes to the beneficial ownership information set out in the CDD Attestation delivered to Bank on August 13, 2018. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.6 thereof:

“In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(b) thereof:

“(b) Eight Million Three Hundred Seventy-Three Thousand Dollars ($8,373,000.00) for the trailing six (6) month period ending June 30, 2018; (c) Eight Million Six Hundred Forty-Eight Thousand Dollars ($8,648,000.00) for the trailing six (6) month period ending September 30, 2018; and (d) Nine Million Five Hundred Seventeen Thousand Dollars ($9,517,000.00) for the trailing six (6) month period ending December 31, 2018.”

and inserting in lieu thereof the following:

“(b) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for the trailing six (6) month periods ending June 30, 2018 and September 30, 2018; and (c) Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00) for the trailing six (6) month period ending December 31, 2018.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.12(b) thereof:

“Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

and inserting in lieu thereof the following:

“Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.”

7	The Loan Agreement is amended by inserting the following new text, appearing at the end of Section 7.2 thereof:

“If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of One Hundred Thousand Dollars ($100,000.00) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and Borrower shall use reasonable commercial efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Bank.”

8	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

““2018 Term Loan Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the 2018 Term Loan Maturity Date, (b) as required by Section 2.3.1(d) or 2.3.1(e), (c) the repayment of the 2018 Term Loan Advance in full, or (d) the termination of this Agreement, in an amount equal to the original aggregate principal amount of the 2018 Term Loan Advance multiplied by eight percent (8.0%).”

““Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

(b) as an Authorized Signer of Borrower in an approval by the Board.”

““Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) as required by Section 2.3(d) or 2.3(e), (c) the repayment of the Term Loan Advances in full, or (d) the termination of this Agreement, in an amount equal to the original aggregate principal amount of the Term Loan Advances multiplied by eight percent (8.0%).”

““Reserve Release Event” occurs (if ever) upon Bank’s receipt of evidence, satisfactory to Bank in its sole discretion, that either (a) the Adjusted EBITDA Event has occurred or (b) Borrower has been in compliance with all terms and conditions of this Agreement at all times through and including September 30, 2018.”

and inserting in lieu thereof the following:

““2018 Term Loan Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the 2018 Term Loan Maturity Date, (b) as required by Section 2.3.1(d) or 2.3.1(e), (c) the repayment of the 2018 Term Loan Advance in full, or (d) the termination of this Agreement, in an amount equal to the original aggregate principal amount of the 2018 Term Loan Advance multiplied by eight and one-half of one percent (8.50%).”

““Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b) as an Authorized Signer of Borrower in an approval by the Board.”

““Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) as required by Section 2.3(d) or 2.3(e), (c) the repayment of the Term Loan Advances in full, or (d) the termination of this Agreement, in an amount equal to the original aggregate principal amount of the Term Loan Advances multiplied by eight and one-half of one percent (8.50%).”

““Reserve Release Event” occurs (if ever) upon Bank’s receipt of evidence, satisfactory to Bank in its sole discretion, that both (a) the Reserve Adjusted EBITDA Event has occurred and (b) Borrower has been in compliance with all terms and conditions of this Agreement at all times through and including September 30, 2018.”

9	The Loan Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section 13.1 thereof:

““Reserve Adjusted EBITDA Event” is Bank’s receipt of evidence, satisfactory to Bank in its reasonable discretion, that Borrower had, for a trailing three (3) month period ending on any calendar month occurring after the First LMA Effective Date but on or prior to July 31, 2018, Adjusted EBITDA of at least ($350,000.00).”

10	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby deleted and replaced with the Compliance Certificate attached as Schedule 1 hereto.

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES.

(a) ICAD hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of ICAD dated as of August 7, 2017 (the “ICAD Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information ICAD provided to Bank in the ICAD Perfection Certificate have not changed, as of the date hereof.

(b) Xoft hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Xoft dated as of August 7, 2017 (the “Xoft Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Xoft provided to Bank in the Xoft Perfection Certificate have not changed, as of the date hereof.

(c) Xoft Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Xoft Solutions dated as of August 7, 2017 (the “Xoft Solutions Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Xoft Solutions provided to Bank in the Xoft Solutions Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing

Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BANK:

SILICON VALLEY BANK

By	/s/ Sam Subilia
Name:	Sam Subilia
Title:	VP

[Signatures continue on following page]

BORROWER:

ICAD, INC.

By:	/s/ Kenneth Ferry
Name:	Kenneth Ferry
Title:	CEO

XOFT, INC.

By:	/s/ Kenneth Ferry
Name:	Kenneth Ferry
Title:	CEO

XOFT SOLUTIONS, LLC

By:	/s/ Kenneth Ferry
Name:	Kenneth Ferry
Title:	CEO

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ICAD, INC., XOFT, INC. and XOFT SOLUTIONS, LLC

The undersigned authorized officer of ICAD, INC., XOFT INC. and XOFT SOLUTIONS, LLC (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                             with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower, and each of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Form 10-Q	Quarterly within 45 days (for first 3 quarters of a fiscal year)	Yes No

Form 10-K	Annually within 90 days of the last quarter of a fiscal year	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC (if not previously delivered)	Yes No

A/R & A/P Agings, Deferred Revenue report and Account Debtor listing	Monthly within 30 days	Yes No

Borrowing Base Reports	(i) with each request for an Advance and (ii) monthly within 30 days	Yes No

Board approved Projections	Within the earlier of 30 days of (i) Board approval or (ii) fiscal year end, together with any period updates	Yes No

Streamline Period	Required	Actual	Eligible
Maintain:
Adjusted Quick Ratio (at all times, tested monthly)	> 1.25 : 1.0	: 1.0	Yes No

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Financial Covenant	Required		Actual	Complies
Maintain as indicated:
Minimum Detection Revenue (six month period, tested quarterly)	$	*	$	Yes No
Adjusted EBITDA (six month period, tested quarterly)	$	**	$	Yes No

*	As set forth in Section 6.9(b) of the Agreement.
**	As set forth in Section 6.9(c) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ICAD, INC.	BANK USE ONLY

By:	Received by: AUTHORIZED SIGNER
Name:	Date:
Title:	Verified: AUTHORIZED SIGNER

XOFT, INC.	Date:

By:	Compliance Status: Yes No
Name:
Title:

XOFT SOLUTIONS, LLC

By:
Name:
Title:

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum Detection Revenue (Section 6.9(b)) (six month period, tested quarterly)

Required: Amount set forth below.

Six Month Period Ending	Minimum Detection Revenue
March 31, 2018	$8,622,000.00
June 30, 2018	$7,500,000.00
September 30, 2018	$7,500,000.00
December 31, 2018	$8,750,000.00

Levels for 2019 through 2021 to be established in accordance with Section 6.9 of the Agreement.

Actual:     $

Is the actual amount equal to or greater than the required amount above?

                     No, not in compliance                                                                                           Yes, in compliance

II.	Adjusted EBITDA (Section 6.9(c)) (six month period, tested quarterly)

Required: Amount set forth below (as calculated on a consolidated basis for Borrower and its Subsidiaries).

Six Month Period Ending	Adjusted EBITDA
March 31, 2018	($4,500,000.00)
June 30, 2018	($3,750,000.00)
September 30, 2018	($1,000,000.00)
December 31, 2018	$1.00

Levels for 2019 through 2021 to be established in accordance with Section 6.9 of the Agreement.

Actual:     $

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A. Net Income	$

B. To the extent included in the determination of Net Income

1. Interest Expense	$

2. Taxes	$

3. Depreciation	$

4. Amortization	$

5. Non-cash stock compensation expense	$

6. Non-cash impairment of goodwill expense	$

7. Other non-cash items approved by writing by Bank on a case-by-case basis in its good faith business discretion	$

8. The sum of lines 1 through 7	$

C. Adjusted EBITDA (line A plus line B.8)	$

Is the actual amount equal to or greater than the required amount above?

No, not in compliance	Yes, in compliance

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